2022 First Quarter Update H. Michael Schwartz – Chairman & CEO North York, Toronto Exhibit 99.1

Disclaimer & Risk Factors Certain of the matters discussed in this investor presentation constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the merger with Strategic Storage Growth Trust, Inc. ("SSGT"), the merger with Strategic Storage Trust IV, Inc. (“SST IV”) and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this investor presentation, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SSGT merger, the SST IV merger, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the SSGT merger, the SST IV merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SSGT merger, the SST IV merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences. This is neither an offer nor a solicitation to purchase securities. See our Form 10-K and recent Form 10-Q for specific risks associated with an investment in SmartStop Self Storage REIT, Inc. As of March 31, 2022, our accumulated deficit was approximately $171.1 million and it is possible that our operations may not be profitable in 2022. We have paid distributions from sources other than our cash flows from operations, including from the net proceeds of our public offering and our distribution reinvestment plan (DRP offering).  We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. For the twelve months ended December 31, 2021, we funded 92% of our distributions using cash flow from operations and 8% using proceeds from our DRP offering. For the three months ended March 31, 2022, we funded 91% of our distributions using cash flow from operations and 9% using proceeds from our DRP offering. If we continue to pay cash distributions from sources other than cash flows from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns.  Additionally, to the extent distributions exceed cash flows from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. No public market currently exists for shares of our common stock and there may never be one. Therefore, it will be difficult for our stockholders to sell their shares. Our charter does not require us to pursue a liquidity transaction at anytime. If you sell your shares, it will likely be at a substantial discount. We may only calculate the value per share for our shares annually and, therefore, you may not be able to determine the net asset value of your shares on an ongoing basis. We cannot assure our stockholders that we will be successful in the marketplace. Revenues and earnings from Strategic Storage Trust VI, Inc. and Strategic Storage Growth Trust III, Inc. (the “Managed REITs”) are uncertain. Because the revenue streams from the advisory agreements with the managed REITs are subject to limitation or cancellation, any such termination could adversely affect our financial condition, cash flow and the amount available for distributions to you. We will face conflicts of interest relating to the purchase of properties, including conflicts with Strategic Storage Trust VI, Inc. and Strategic Storage Growth Trust II, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities. Our trademarks are important to the value of our business, and the ability to protect, and costs associated with protecting, our intellectual property could adversely affect our business and results of operations. We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment. Our Series A Preferred Shares rank senior to our common stock, and therefore, any cash we have to pay distributions will be used to pay distributions to the holders of Series A Preferred Shares first, which could have a negative impact on our ability to pay distributions to our common stockholders. We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions. Our board of directors may change any of our investment objectives without your consent.

Key Executives Nicholas Look General Counsel 5 Years Storage Experience Board of Directors Senior Team Bliss Edwards Executive Vice President - Canada 7 Years Storage Experience H. Michael Schwartz Chairman & Chief Executive Officer 18 Years Storage Experience Wayne Johnson President & CIO 36 Years Storage Experience James Barry CFO & Treasurer 10 Years Storage Experience Mike Terjung Chief Accounting Officer 13 Years Storage Experience Gerald Valle SVP – Self Storage Operations 33 Years Storage Experience Joe Robinson Chief Operations Officer 13 Years Storage Experience

SmartStop Platform at a Glance

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SmartStop Self Storage REIT is the largest public non-traded self storage REIT in the U.S.

Initially started raising equity capital in 2014 through the broker dealer network

11th Largest
Self Storage Company in the U.S. (1)

~13.2 Million(2)
Owned and Managed Rentable Square Feet

171(2)
Owned and Managed Self Storage Facilities

95.2%
Q1 2022 Quarter End Same-Store Occupancy

>$4.8 Billion
Historical Self Storage Transaction Activity(3)

$2.5 Billion
Total Capitalization(4)

~420+
Employees

25.7%
Q1 2022 Same-Store YoY NOI(5) Growth

BBB-
Investment Grade Credit Rating from KBRA





19(1)
Operating Properties in Greater Toronto Area

(1) Per Inside Self Storage Top-Operators list for 2021. (2) Includes wholly owned properties as of 3/31/2022, third party acquisitions under contract, the 11 operating assets to be acquired in the pending Strategic Storage Growth Trust II ("SSGT II") merger, joint venture operating assets and assets owned by the Managed REITs. (3) Includes affiliated companies (4)Total capitalization includes debt, preferred equity and equity market cap based on approx. 95 million shares and OP Units at 3/31/22 valued at the most recently published Net Asset Value. Debt and preferred equity are measured at face value. (5)NOI is a non GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure.

Investor Presentation 4

Investment Highlights

Institutional Operator And Technology Platform Demonstrated Ability To Grow Externally Conservative And Diversified Capital Structure Experienced Management Team And Board High Quality, Diversified Portfolio In Key Growth Markets Investment Highlights 1 2 3 5 6 North York, Ontario High Growth Portfolio of Stabilized and Lease Up Assets 4

Owned Portfolio Overview 159 Operating Properties Owned In U.S. & Canada ~65% Concentration In Top 25 MSAs(1) 12.3 million Net Rentable Square Feet Note: Figures reflect wholly owned, JVs at 100% of NRSF, and pro forma closed and pending acquisitions including the SSGT II merger. (1) Toronto included as a top 25 MSA. Top 25 MSA’s as defined by 2020 U.S. Census Bureau data. (2) Weighted by NRSF. Sourced from Site To Do Business and ArcGIS Business Analyst. (3) MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. (4) Other markets include Baltimore, Charleston, Charlotte, Charlottesville, College Station, Colorado Springs, Dallas, Detroit, Jacksonville, Milwaukee, Mobile, Myrtle Beach, Nantucket, Naples, New York - Newark, Orlando, Phoenix, Port St. Lucie, Punta Gorda, Raleigh - Cary, Riverside - SB, Sacramento, San Antonio, San Diego, San Francisco - Oakland, Santa Maria-Santa Barbara, Santa Rosa - Petaluma, Sarasota, Seattle - Tacoma, Stockton, Trenton-Princeton, and Washington-Arlington. Total Portfolio Diversification by NRSF

Concentration In High Growth North American Markets Toronto % of Same- Store NOI(1) Miami - FLL Los Angeles Asheville Las Vegas # Total Properties(2) Total Rentable SQFT (000s)(2) 1Q22 YoY Same-Store Revenue Growth Same-Store Net Rent per Occupied SQFT(3) Avg. 3 Mi. Population (000s)(2) Avg. 3 Mi. Median HHI ($000s)(2,4) 8.3% 6 22.6% 67.1 $17.44 625.8 144.2 13.2% 11 14.9% USD$19.96/ CAD$25.94 926.1 156.0 10.5% 10 16.8% 73.7 $21.26 660.4 187.4 8.3% 14 20.8% 53.0 $13.76 851.9 36.0 16.7% 10 20.0% 77.0 $22.14 1,025.3 108.3 Sources:, Company internal data as of 3/31/22, (1)Same-store for the quarter ended 3/31/22. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (2) All operating stores including joint venture operating stores. (3) RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage. (4) Median household income is in USD for SmartStop’s Canadian assets. 85.0

Toronto Market Overview Sources: SNL, Green Street Advisors, Statistics Canada Census 2016, and Ontario Ministry of Finance website. (1) Population data for US cities per SNL; population data for Toronto per Ontario Ministry of Finance website. (2) Represents storage square feet per capita of each city’s respective storage market. Defined by Green Street Advisors. Defined as 2.8 square feet per capita for Greater Toronto Area per Colliers January 2021 report. (3) Colliers May 2021 Report; The 2021 Self Storage Almanac Toronto would be the 3rd largest city in the U.S., while claiming strong projected population growth and least saturated self storage market amongst its U.S peer cities Favorable supply / demand dynamics Strong population growth and density 2.8 NRSF per capita (vs. 8 NRSF in the U.S. and >3 NRSF in NYC) U.S. Self Storage REIT revenue/operating platforms are generally more advanced than those in the Canadian market Lack of institutional 3rd party management Lack of U.S. institutions competing in Canada and a higher percentage of “mom and pop” operators than in U.S. markets Greater Toronto Area (“GTA”) Overview 5-123-187 21-155-215 127-190-66 127-127-127 182-182-182 Ownership: U.S. Vs. Canada(3)

SmartStop Leading the Way in the GTA (1) As measured by Net Rentable Square Feet at 3/31/22; Includes joint venture square footage. (2) Colliers August 2020 report (3) Denominated in USD. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (4) RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage. SmartStop GTA Portfolio 5-123-187 21-155-215 127-190-66 127-127-127 182-182-182 SmartStop GTA Platform 12+ years of experience in the market Significant brand presence Dedicated website, smartstop.ca, helps to promote customer sentiment to buy and use services from other Canadians ~50 employees based in Canada 20.1% YoY same-store NOI growth in 1Q22(3) 93.1% average same-store occupancy with USD$19.96 or CAD$25.94 RentPOF in 1Q22(4) Toronto represents 13.4% of SmartStop’s total owned portfolio representing 1.7 million Sq. Ft.(1) 20 self storage facilities 19 owned operating assets (incl. JV) Approx. 6% market share of GTA and growing(2) 5th Largest Operator in GTA(2) SmartStop entities are under contract to acquire nine self storage facilities in the GTA 1.3 million Sq. Ft. development pipeline expected to be delivered by 2024 Milton, ONT Mississauga, ONT

SmartCentres Joint Venture Case Study: Vaughan Joint Venture Summary 5-123-187 21-155-215 127-190-66 127-127-127 182-182-182 50/50 joint venture with SmartCentres (TSX: SUR.UN), one of Canada’s largest fully-integrated REITs Provides exclusive right in certain markets to develop self storage facilities at numerous SmartCentres shopping centers Sets foundation to significantly grow in strategically located Canadian markets including markets outside of Toronto Current portfolio 6 operational facilities in JV 20 projects in various stages of development and planning representing approximately 20,000 units and 1.9 million NRSF Ground up four story development opened in February 2021 Built on a 1.6 acre lot adjacent to the SmartCentres Vaughan shopping center, The Home Depot and the Walmart Supercenter 880 climate controlled units Quickly gained occupancy given strong Toronto storage fundamentals, strong asset quality and desirable location 92.9% physically occupied as of March 31, 2022 Brampton, ONT Vaughan, ONT 50 Cityview Blvd, Vaughan, ONT Please note this JV interest was initially acquired by an affiliate of ours (SST IV) which we subsequently acquired through our acquisition of SST IV in March 2021.

Internal & External Growth

Internal Growth: Concentration of Growth Assets

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

12 Non-Stabilized Stores

- 1Q22 ending physical occupancy 220bps below same-store average
- 1Q22 RentPOF 15% below same-store average
- Represents 8.2% of 1Q22 total rental revenue

19 Stabilized Stores (Acquired in SST IV Merger)

- 1Q22 ending physical occupancy in-line with same-store average
- 1Q22 RentPOF 1.5% above same-store average
- Represents 14.7% of 1Q22 total rental revenue

Owned Operating Store Segment	# of Stores	Net Rentable Sq. Ft.	Units	Net Rent / Occupied Sq. Ft. for the Three Months Ended March 31,[1]		Ending Occupancy for the Three Months Ended March 31,			Revenue for the Three Months Ended March 31,[2]			Expenses for the Three Months Ended March 31,			NOI for the Three Months Ended March 31,[3]		
				2022	2021	2022	2021	Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Same-Store Wholly-Owned	109	8,034,200	69,050	$17.77	$15.24	95.2%	94.2%	1.0%	$33,324,465	$28,155,999	18.4%	$9,767,729	$9,418,146	3.7%	$23,556,736	$18,737,853	25.7%
Non Same-Store Wholly-Owned																	
Historical SMST REIT Non-Stabilized[4]	6	495,700	4,930	14.04	NM	93.4%	NM		1,658,132	NM		604,250	NM		1,053,882	NM	
Historical SST IV Stabilized[5]	19	1,811,700	13,620	18.04	NM	95.2%	NM		6,390,031	NM		2,047,180	NM		4,342,851	NM	
Historical SST IV Non-Stabilized[6]	5	439,200	4,260	16.72	NM	93.1%	NM		1,720,561	NM		609,930	NM		1,110,631	NM	
Recent Acquisitions[7]	1	113,900	905	13.42	NM	77.8%	NM		183,505	NM		76,236	NM		107,269	NM	
Total Non Same-Store Wholly-Owned	31	2,860,500	23,715	16.82	NM	93.8%	NM		9,952,229	NM		3,337,596	NM		6,614,633	NM	
Total Wholly-Owned Operating Stores	140	10,894,700	92,765	17.54	NM	94.8%	NM		$43,276,694	NM		$13,105,325	NM		$30,171,369	NM	
Total Joint Venture Operating Stores	5	514,200	4,823	$12.72	NM	66.4%	NM										
Total All Owned Operating Stores	145	11,208,900	97,588														

Source: Company data and filings. NM: not a meaningful comparison.
1) RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.(2) Tenant protection program revenue, which prior to 2022 had been included in our same-store and non same-store portfolio results, is now presented separately in tenant protection program revenues. Prior periods have been adjusted for comparability.(3) NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (6) Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. These stores are categorized as non-stabilized.(4) Represents non-stabilized stores that were owned by SmartStop Self Storage REIT, Inc. prior to the merger with Strategic Storage Trust IV, Inc. that closed in March 2021, as well as stores that were acquired in 2021.(5) Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. These stores are categorized as stabilized, but do not meet the qualifications to be added to the same-store pool because they have not been owned since January 1, 2021. (7) Represents stores that were acquired in 2022 by SmartStop that are not in the same-store pool.

Investor Presentation 13

2022 Operational Update

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!®

1Q22 Highlights

- Strong YoY same-store results
  - Revenues increased 18.4%
  - Operating expenses increased 2.3%
  - NOI increased 25.7%(1)
  - Average physical occupancy increased 190bps to 95.1%
  - Annualized rent per occupied square foot increased 16.6% to $17.77(2)
- Increased total self storage-related revenues by 45% YoY
- FFO, as adjusted per share and unit – diluted increased by 124.7% YoY(1)
  - 1Q22 common dividend coverage: 95.4%(4)

Additional 2022 Updates

Same-Store(5) Performance

- Physical Occupancy as of 3/31/22: 95.2%
  - +100bps YoY
  - +10bps since 12/31/21
- Rev: +18.4% YoY
- Exp: +3.7% YoY
- NOI: +25.7% YoY

External Growth

- In February, announced the acquisition of a self storage facility in Algonquin, IL, marking the Company's 6th owned or managed location in the Chicago market
  - The property consists of approximately 114,000 square feet and 900 units
- In May, SmartStop announced the acquisition of a self storage facility in Sacramento, CA
  - The property consists of approximately 79,800 square feet and 860 units
  - Facility also offers 60 spaces for boat and RV storage
- In May, SmartStop announced the acquisition of a self storage facility in Jacksonville, FL
  - The property consists of approximately 55,400 square feet and 480 units

Source: Company data and filings. (1) NOI and FFO, as adjusted are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP measure. (2) RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage. (3) As a percentage of net rentable square feet, including joint venture assets. (4) Calculated as 1Q22 FFO, as adjusted per share & unit outstanding – diluted divided by a $0.15 dividend. (5) 2022 same-store pool consists of 109 properties.

Investor Presentation 14

External Growth: Investment Activity

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

SmartStop and Affiliates' Investment Activity

Stabilized Acquisitions:

- Acquired 60 properties for $761 million since 2016
  - SmartStop entities are under contract to acquire three assets by 3Q22

C/O & Lease Up Acquisitions:

- Acquired 37 properties at C/O or in early lease up for $481 million since 2016

Ground Up Development:

- Delivered five development properties since 2016
  - Majority of ground up development properties are located in Canada
  - Under contract to deliver two assets in 2022



(In Millions)
$565
$112
$193
$217
$108
$49
$31
2016
2017
2018
2019
2020
2021
2022YTD(1)
Development / Expansion
C/O & Early Lease Up Acquisitions
Stabilized

Note: All acquisition and development prices reflect the original purchase price executed by SmartStop, including Strategic Storage Growth Trust, Inc. and Strategic Storage Trust IV, Inc. (1) Includes 3rd party deals under contract.

Investor Presentation 15

Overview of SmartStop Portfolio Expansion On February 24, 2022, SmartStop entered into a merger agreement with Strategic Storage Growth Trust II, Inc. (“SSGT II”) 100% stock-for-stock transaction SSGT II is a private REIT that was formed in October of 2018 Continues SmartStop’s successful track record of acquiring or merging with affiliated REITs, including SSGT in 2019 and SST IV in 2021 Total operating portfolio consists of approximately 7,740 units and 900,000 net rentable SF 10 wholly owned operating self storage facilities across seven states 1 JV operating property 2 JV development properties Expected to close in Q2 2022 External Growth: Pending SSGT II Merger Acquisition Overview (1) Count includes 2 properties under construction. (2) Quarter ended December 31, 2021. Selected Portfolio Metrics 900,000 Net Rentable Operating SF 94.0% Occupancy(2) $15.39 Rent POF(2) 13 Properties(1)

SmartStop Managed REIT Funds

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SSTVI
STRATEGIC STORAGE TRUST

Strategic Storage Trust VI, Inc. ("SST VI")

- $181 million assets under management on a cost basis
- 13 self storage properties
  - 11 wholly-owned
  - Two joint venture development properties with SmartCentres

SST VI Portfolio Stats

Self Storage Properties	13
Rentable SQFT (thousands)	784.7
Storage Units	7,420
States / Provinces	8



NRSF
784,700
AZ 32%
FL 16%
WA 14%
DE 11%
PA 11%
OR 8%
NV 7%

STRATEGIC
STORAGE GROWTH TRUST III

Strategic Storage Growth Trust III, Inc. ("SSGT III")

- Acquire growth-oriented properties;
  - Properties to be developed, currently in development or lease-up
  - Properties in need of expansion, redevelopment or repositioning



This property is owned by Strategic Storage Trust VI, Inc.

Vancouver, WA (SST VI)



SmartStop
Self Storage

Las Vegas, NV (SST VI)

Note: Data as of 5/17/2022
(1) Measured by total net rentable square feet.

Investor Presentation 17

Well Positioned Balance Sheet (1) Does not take into account potential extension options. (2) Leverage as measured by debt less cash on hand to total capitalization (Total capitalization includes debt, preferred equity and equity market cap) (3) Includes the impact of interest rate derivatives. (4)Excludes the impact of interest rate derivatives. (5) Leverage as measured by debt less cash on hand plus Preferred Stock to total capitalization (Total capitalization includes debt, preferred equity and equity market cap) (6) EBITDA is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure as well as a breakout of fixed charges, which includes cash interest expense (including JV), cash principal payments and cash preferred stock dividends. Total capitalization includes debt, preferred equity and equity market cap based on approx. 96 million shares and OP Units at 3/31/22 valued at the most recently published Net Asset Value. Debt and preferred equity are measured at face value. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (7) Excludes recurring amortization on certain debt instruments. Dollar amounts in millions $700 million Credit Facility 3.8 Years Avg. Debt Maturity(1) 33.9% Leverage w/o Preferred(2) 38.0% Fixed Rate Debt(3) 3.1% Wtd. Avg. Interest Rate(4) 41.8% Leverage w/ Preferred(5) 2.6x Fixed Charge Coverage(6) Debt Private Placement $150M Debt Private Placement April 2022 Issuer SmartStop OP, L.P. Parent Guarantor SmartStop Self Storage REIT, Inc. Format 4(a)(2) US Private Placement Offering Size $150 million Issuance Rating Kroll: BBB- (Stable) Use of Proceeds Refinancing of existing debt and general corporate purposes Agents Citi, KeyBanc Investor Presentation

Strong and Valuable Brand Identity

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!®

Store Branding

Recognizable Signage and Colors



SmartStop
Self Storage
888-97-STORAGE



Continued investment in brand and marketing translates to customer awareness

SmartStop® Brand Appearances



SmartStop

- Website
- Digital Marketing
- Special Events / Sponsorships
- Employee Uniforms
- Moving Supplies

Brand Awareness

Well-Known Brand Name

171(1)

Stores operating under the SmartStop® brand

https://www

250 U.S. / Canadian domain names

Brand Protection

Processes in place to act upon brand infringement

Registered trademarks in U.S. / Canada

(1) Includes wholly owned properties as of 3/31/2022, wholly owned third party acquisitions closed subsequent to 3/31/22, third party acquisitions under contract, the 11 operating assets to be acquired in the pending Strategic Storage Growth Trust II ("SSGT II") merger, joint venture operating assets and the Managed REITs.

Investor Presentation 19

Industry Leader In Customer Experience

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Technology-driven platform gives SmartStop the ability to meet customers' unique service needs

SmartStop

Newsweek

Winner - Best Customer Service 2021 Award for Storage Companies

Dedicated In-House Call Center

- Dedicated call center employees streamline the customer experience
- Agents able to use web-based or SMS text features to complete leasing process to meet customer needs

Online Rentals

- Convenient online access allowing customers to seamlessly browse available units and rent units on the web
- SmartStop's state-of-the-art website is optimized to reduce barriers in the shopping experience and fast loading times

Online Reservations

- Ability to search for and reserve units at one of SmartStop's 150+ locations
- Integrated into revenue management system to update pricing and occupancy real time

Walk-Ins

- Highly-trained SmartStop employees on facility premises to accommodate walk-ins
- Staff trained to utilize SmartStop's management technology and tools to provide high-quality in-person sales experience

Investor Presentation 20

Sophisticated Operating And Analytics Technology Optimization of rental rates, discounts, and incentives driven by scientifically-based, proprietary pricing models Proprietary competitive rate analysis allows dynamic and real-time pricing based on forecasted future demand Evaluation and implementation of existing customer base to strategically manage rental revenue through the use of existing customer rate increases Unit mixes reviewed to optimize for occupancy and revenue Data analytics integrated into operating and marketing platforms providing accessible dashboards to business managers Advanced analytics combined with extensive training programs optimize sales State-of-the-art website is scalable across all electronic platforms (mobile, tablets, computers, etc.) Seamless integration with all platform and marketing efforts Automated ad campaigns and search engine marketing integrated with pricing and POS systems to drive high customer conversion rates Access to extensive and valuable customer data, including price sensitivity and other demographic / psychographic data Pricing Analytics Revenue Management Data & Performance Monitoring Web Development Digital Marketing SmartStop has made continued investment in technology through data science and analytics platforms

Thank you!

Appendix

MSA Exposure – Same-Store Source: Company internal data. Note: Data presented represents SmartStop’s existing owned same store portfolio only MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. 1Q22 Wholly Owned Same-Store Results as of 3/31/22 Note: Data presented represents SmartStop’s existing owned same-store portfolio only MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. Tenant protection program revenue, which prior to 2022 had been included in our same-store and non same-store portfolio results, is now presented separately in tenant protection program revenues. Prior periods have been adjusted for comparability. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. Presented in US Dollars (USD) as translated on average for the quarter.

MSA Exposure – Total Portfolio 1Q22 Wholly Owned Total Portfolio at 3/31/22 MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. Other markets include: Baltimore, Charleston, Charlottesville, College Station, Colorado Springs, Dallas, Mobile, Nantucket, Naples, New York – Newark, Orlando, Punta Gorda, Sacramento, San Antonio, Santa Maria-Santa Barbara, Santa Rosa - Petaluma, Sarasota, Stockton, Trenton-Princeton and Washington- Arlington. None of these markets represent more that 1.5% of the total portfolio by NRSF.

Reconciliation: Net Loss to Net Operating Income Includes the net operating income of one property owned by Strategic Storage Trust VI, Inc.'s operating partnership, which was consolidated for part of the quarters ending March 31, 2021 and June 30, 2021. This property's net operating income for the quarters ended March 31, 2021 and June 30, 2021 were $1,158 and $17,047, respectively. Excludes tenant protection program revenue.

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Non-GAAP Reconciliations *(continued)*

FFO Reconciliations

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net loss (attributable to common stockholders)	$ (216,555)	$ (13,908,664)
Add:		
Depreciation of real estate	10,862,117	8,377,485
Amortization of real estate related intangible assets	3,660,083	562,085
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	300,013	34,074
Deduct:		
Adjustment for noncontrolling interests [6]	(1,599,064)	(1,118,036)
FFO (attributable to common stockholders)	**13,006,594**	**(6,053,056)**
Other Adjustments:		
Intangible amortization expense - contracts [1]	240,801	697,462
Acquisition expenses [2]	417,774	305,650
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	20,496	—
Contingent earnout adjustment [3]	513,821	2,119,744
Write-off of equity interest and preexisting relationships upon acquisition of control	—	8,389,573
Accretion of fair market value of secured debt	(34,642)	(31,866)
Net loss on extinguishment of debt [4]	—	2,444,788
Foreign currency and interest rate derivative losses, net [5]	(175,532)	217,998
Adjustment of deferred tax liabilities [1]	241,588	(1,872,866)
Adjustment for noncontrolling interests [6]	(131,971)	(1,433,296)
FFO, as adjusted (attributable to common stockholders)	**$ 14,098,929**	**$ 4,784,131**

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.
(2) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with SmartStop's capitalization policy.
(3) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.
(4) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.
(5) This represents the mark-to-market adjustment for SmartStop's derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop's foreign equity investments not classified as long term.
(6) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to SmartStop's non-controlling interests.

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
FFO (attributable to common stockholders and OP unit holders) Calculation:		
FFO (attributable to common stockholders)	$ 13,006,594	$ (6,053,056)
Net income (loss) attributable to the noncontrolling interests	403,822	(1,476,994)
Adjustment for noncontrolling interests [1]	1,599,064	1,118,036
FFO (attributable to common stockholders and OP unit holders)	**$ 15,009,480**	**$ (6,412,014)**
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:		
FFO, as adjusted (attributable to common stockholders)	$ 14,098,929	$ 4,784,131
Net income (loss) attributable to the noncontrolling interests	403,822	(1,476,994)
Adjustment for noncontrolling interests [1]	1,731,035	2,551,332
FFO, adjusted (attributable to common stockholders and OP unit holders)	**$ 16,233,786**	**$ 5,858,469**
Weighted average Class A & T shares outstanding	85,017,745	64,326,697
Weighted average OP units outstanding	10,416,211	9,248,375
Weighted average other dilutive securities	430,799	159,700
Weighted average shares & OP units outstanding – diluted [2]	95,864,755	73,734,772
FFO, as adjusted per share & OP unit outstanding – diluted	$ 0.17	$ 0.08

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our non-controlling interests.
(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance-based units), and is calculated using the two class, treasury stock or if converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units, the conversion of which is contingent on growth in assets under management or other contingent events before being converted to a class of OP Units equivalent to a common share.

Investor Presentation 27

Reconciliation: Net Income (Loss) to Adjusted EBITDA: Trailing 5 Quarters

Additional Information Regarding NOI, FFO & FFO, as adjusted Funds from Operations (“FFO”) and FFO, as adjusted Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above. SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies. In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies. Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance. Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted. Net Operating Income or (“NOI”) NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.